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                                                                      EXHIBIT 23


                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Forms S-8 Nos. 333-20275, 33-48178, 33-57327, 33-40652, 33-40653, 333-64431,
333-67627, 333-67631, 333-82735, 333-89303, 333-46560, 333-52388, 333-52390,
333-53610, 333-53616 and 333-57478, and Forms S-3 Nos. 333-38257, 33-59113 and
333-71392) of Southwest Airlines Co. and in the related Prospectuses of our report dated January 16, 2002, with respect to the consolidated financial statements of Southwest Airlines Co. included in this Annual Report (Form 10-K) for the year ended December 31, 2001.


                                                ERNST & YOUNG LLP





Dallas, Texas
January 29, 2002